SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of report (Date of earliest
                                event reported):
                                December 12, 2001


                              CITA BIOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)



                         COLORADO                          93-0962072
                         --------                          ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


             9025 Wilshire Blvd. Suite 301, Beverly Hills, CA 90211
               (Address of principal executive offices) (Zip code)


                                 (310) 550-4965
              (Registrant's telephone number, including area code)


                   -------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report.)

ITEM 5. OTHER EVENTS.

CITA Biomedical, Inc. ("CITA") has reached an agreement to license a neuron adaptation technology developed for the purpose of "resetting" the brain function of a habituated alcohol or cocaine user to its pre-habituation state (the "New Technology"). CITA believes that this license represents a major step in CITA's efforts to become a leading provider of products and services for the treatment of a wide variety of chemical addictions.

The license to the New Technology is to be acquired from CITA S.L., a Spanish business operated by Dr. Juan Jose Legarda, the inventor of CITA's UROD process, currently used for the treatment of opiate addiction.

The agreement contemplates the payment of monthly royalties to CITA S.L. in consideration of the exclusive right to utilize the New Technology for treatment of alcohol and cocaine dependency within the United States, Canada and Mexico to residents thereof.

CITA believes that the alcohol treatment portion of the New Technology will dramatically increase the market for CITA's products and services. The rate of alcohol dependency in the U.S. far exceeds the rates of opiate and cocaine addictions, and CITA's ability to treat individuals dependent on alcohol represents a major new source of potential revenues.

Furthermore, CITA believes that the New Technology's neuroadaptation process represents a significant advance in the treatment of chemical dependence. Whereas conventional alcohol and cocaine treatment programs focus on behavioral modifications to the user, CITA will now be able to treat a user's brain to reconstruct neural function to a pre-habituation state. CITA believes that neuroadaptation will be highly effective in preventing relapse following treatment.

In addition, CITA believes that the ability to treat cocaine addiction will be of particular benefit to CITA in the near term. CITA is currently unable to provide its UROD treatment to persons addicted to opiates where pre-treatment testing indicates use of cocaine as well. Following implementation of the New Technology, CITA will be able to treat individuals simultaneously for both opiate and cocaine addiction.

CITA will require significant additional outside capital in order to implement treatment programs incorporating the New Technology. CITA believes that the acquisition of the New Technology license will enhance its ability to raise such capital by virtue of the additional market opportunities presented by the New Technology. Although CITA is in discussions with potential funding sources, there can be no assurance that CITA will obtain funds in an amount sufficient to commence treatment procedures utilizing the New Technology. In the event that CITA is unable to raise such funds, it may be unable to make timely payments of royalties, and CITA S.L. could act to terminate the license and revoke CITA's ability to administer procedures using the New Technology.

This release contains projections and other forward-looking statements regarding future events and the future financial performance of CITA that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by CITA with the SEC, specifically the most recent reports on Form 10-KSB and 10-QSB, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in CITA's most recent reports on Form 10-KSB and Form 10-QSB, each as it may be amended from time to time. CITA's results of operations for the three and twelve months ended September 30, 2001 are not necessarily indicative of CITA's operating results for future periods.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

None required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CITA BIOMEDICAL, INC.

Dated: December 12, 2001              By: /s/ Joseph Dunn
----------------                      ------------------------
                                         President